UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2007

TERADYNE, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-06462	04-2272148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Riverpark Drive, North Reading, MA	01864
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 370-2700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 27, 2007, Teradyne, Inc. (“Teradyne”) and Solectron Corporation (“Solectron”) entered into a Second Amendment to an existing Standard Manufacturing Agreement dated November 24, 2003. Pursuant to the amendment, Teradyne’s contract with Solectron was extended to include additional manufacturing and test requirements, including areas of final, configuration and test for most of Teradyne’s Flex™ family of products. The work for the new requirements will be done by Solectron’s subsidiary located in Suzhou, China. The agreement with Solectron will expire in 2010, although it may be automatically extended for subsequent annual terms. The agreement may be terminated by either party for customary reasons, including, default, bankruptcy or without cause by providing twelve months advanced written notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADYNE, INC.

Dated: August 31, 2007	By:	/s/ Gregory R. Beecher
	Name:	Gregory R. Beecher
	Title:	V.P., Chief Financial Officer and Treasurer